As filed with the Securities and Exchange Commission on February 22, 2024

Registration No. 333-252999

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Post-Effective Amendment No. 1)

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PARTS iD, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3674868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices) (Zip Code)

PARTS iD, Inc. 2020 Equity Incentive Plan

PARTS iD, Inc. 2020 Employee Stock Purchase Plan

(Full titles of the plans)

Lev Peker

Chief Executive Officer

PARTS iD, Inc.

1 Corporate Drive, Suite C

Cranbury, New Jersey 08512

(Name and address of agent for service)

(609) 642-4700

(Telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq.

James M. Fischer, Esq.

DLA Piper LLP (US)

51 John F. Kennedy Parkway, Suite 120

Short Hills, New Jersey 07078

Telephone: (973) 520-2550

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-252999), or the Registration Statement, is being filed by PARTS iD, Inc., a Delaware corporation, or the Company, in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Class A common stock, par value $0.0001 per share, of the Company which remain unsold under the Registration Statement on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Company intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cranbury, State of New Jersey, on February 22, 2024.

PARTS iD, INC.

By:	/s/ Lev Peker
Lev Peker
Chief Executive Officer

Pursuant to the requirements of the Securities Act, the Registration Statement on Form S-8 filed herewith has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lev Peker	Director and Chief Executive Officer	February 22, 2024
Lev Peker	(Principal Executive Officer)

/s/ Arkady Goldinstein	Interim Chief Financial Officer	February 22, 2024
Arkady Goldinstein	(Interim Principal Financial Officer and Interim Principal Accounting Officer)

/s/ Prashant Pathak	Chairman of the Board of Directors	February 22, 2024
Prashant Pathak

/s/ Aditya Jha	Director	February 22, 2024
Aditya Jha

/s/ Darryl T.F. McCall	Director	February 22, 2024
Darryl T.F. McCall

/s/ Rahul Petkar	Director	February 22, 2024
Rahul Petkar

/s/ Edwin J. Rigaud	Director	February 22, 2024
Edwin J. Rigaud

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